SCHEDULE III

GENERAL ELECTRIC CAPITAL SERVICES, INC. SENIOR OFFICERS AND DIRECTORS

BOARD OF DIRECTORS

Jeffrey S. Bornstein William H. Cary Kathryn A. Cassidy James A. Colica Richard D’Avino Pamela Daley	Brackett B. Denniston, III Jeffrey R. Immelt Mark J. Krakowiak John Krenicki, Jr. J. Keith Morgan Michael A. Neal (Chairman)	Ronald R. Pressman John G. Rice John M. Samuels Keith S. Sherin

EXECUTIVE OFFICERS

CHAIRPERSON OF THE BOARD OF DIRECTORS
Michael A. Neal

CHIEF EXECUTIVE OFFICER
Jeffrey R. Immelt

CHIEF FINANCIAL OFFICER
Keith S. Sherin

CHIEF OPERATING OFFICER
William H. Cary

PRESIDENT
Michael A. Neal
William H. Cary

EXECUTIVE VICE PRESIDENT
Ronald R. Pressman

SENIOR VICE PRESIDENT, FINANCE
Jeffrey S. Bornstein

SENIOR VICE PRESIDENT, CORPORATE TREASURY AND GLOBAL FUNDING OPERATION

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Kathryn A. Cassidy

SENIOR VICE PRESIDENT, GLOBAL RISK MANAGEMENT
James A. Colica

SENIOR VICE PRESIDENT, TAXES
Richard D’Avino

SENIOR VICE PRESIDENT AND CONTROLLER
Jamie S. Miller

VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
Craig T. Beazer

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